Exhibit 99.2

Financial Contact:

Josh Hirsberg

(702) 792-7234

joshhirsberg@boydgaming.com

Media Contact:

Rob Meyne

(702) 792-7353

robmeyne@boydgaming.com

BOYD GAMING REPORTS FIRST-QUARTER RESULTS

—Wholly-Owned Operations Achieve Quarterly Adjusted EBITDA Growth—

LAS VEGAS – MAY 3, 2011 – Boyd Gaming Corporation (NYSE: BYD) today reported financial results for the first quarter ended March 31, 2011.

Net revenues were $564.9 million for the first quarter 2011, compared to $573.4 million(1) during the same quarter in 2010, a decrease of 1.5%. Total Adjusted EBITDA was $111.7 million for the quarter, a decrease of 4.0% from $116.3 million(1) in the prior year.

Our wholly-owned business reported first-quarter 2011 net revenues of $394.3 million, a decline of 0.5% from the $396.4 million posted in the year-ago period, while wholly-owned property Adjusted EBITDA increased 2.0% to $89.9 million, compared to $88.1 million in the first quarter of 2010. Borgata, our 50% joint venture, reported first-quarter 2011 net revenues of $169.1 million, down 3.4% from $175.1 million in the first quarter of 2010, while Adjusted EBITDA at the property decreased 16.6% to $31.7 million, compared to $38.0 million in the year-ago period.

For the first quarter 2011, the Company reported a net loss of $3.5 million, or $0.04 per share, compared to net income of $8.4 million, or $0.10 per share, in the same period last year.

Adjusted Earnings(2) for the first quarter 2011 reflect a loss of $1.2 million, or $0.01 per share, compared to earnings of $8.9 million, or $0.10 per share, for the same period in 2010. Certain pre-tax items included in Adjusted Earnings for the first quarter 2011 resulted in a net increase of $6.0 million ($2.3 million, net of tax and noncontrolling interest, or $0.03 per share). By comparison, pre-tax items included in Adjusted Earnings for the first quarter 2010 were not material. Pre-tax items included in adjusted earnings are listed in a table at the end of this press release.

Commenting on the quarter, Keith Smith, President and Chief Executive Officer of Boyd Gaming, said, “We continued to see improvement in our business during the quarter. Our wholly-owned operations achieved quarterly EBITDA growth for the first time since the recession began, giving us confidence that we have reached a turning point for our Company. We expect to see further growth through the remainder of this year.”

(1)	See financial schedules at the end of this release for reconciliations relative to the pro forma effect of the consolidation of Borgata as if such consolidation had occurred as of the beginning of the period presented.

(2)	See footnotes at the end of the release for additional information relative to non-GAAP financial measures.

Key Operations Review

Las Vegas Locals

In our Las Vegas Locals segment, first-quarter 2011 net revenues were $154.5 million, down 1.3% from $156.6 million for the first quarter of 2010. First-quarter 2011 Adjusted EBITDA was $39.6 million, a decline of 2.0% from the $40.4 million reported in the same quarter of 2010. The region posted nearly flat year-over-year results for the second consecutive quarter. Results reflect a particularly strong performance at the Orleans, which reported its best quarterly comparison in three years.

Downtown

Our Downtown Las Vegas properties generated net revenues of $55.7 million for the first quarter 2011, up 3.1% from $54.0 million in the first quarter 2010. Adjusted EBITDA was $9.0 million, an increase of 7.1% from $8.4 million in the same quarter last year. Regional results reflect higher spend among our Hawaiian customers and greater efficiencies in our operations, offset by significantly higher fuel costs at our Hawaiian charter service.

Midwest and South

In our Midwest and South region, net revenues were $184.1 million, down 0.9% from $185.8 million in the year-ago quarter. However, Adjusted EBITDA rose 4.8% to $41.2 million, compared to $39.3 million in the first quarter 2010. Year-over-year growth continued to accelerate due to strong performances at Treasure Chest and Delta Downs.

Borgata

Borgata’s net revenues for the first quarter 2011 were $169.1 million, down 3.4% from $175.1 million in the first quarter 2010, while Adjusted EBITDA declined 16.6% to $31.7 million, compared to $38.0 million in the comparable period in 2010. Borgata’s results were impacted by lower table game volume and hold percentage; however, the property reported growth in overall market share and slot win during the quarter.

Conference Call Information

We will host our first-quarter 2011 conference call today, May 3, at 12:00 p.m. Eastern. The conference call number is 888-680-0860 and the passcode is 47391269. Please call up to 15 minutes in advance to ensure you are connected prior to the start of the call.

The conference call will also be available live on the Internet at www.boydgaming.com, www.streetevents.com, or:

http://phx.corporate-ir.net/phoenix.zhtml?p=irol-eventDetails&c=95703&eventID=3964269

Following the call’s completion, a replay will be available by dialing 888-286-8010 today, May 3, beginning at 3:00 p.m. Eastern and continuing through Tuesday, May 10. The passcode for the replay will be 48731286. The replay will also be available on the Internet at www.boydgaming.com.

The results of Borgata for the period from January 1, 2011 through March 31, 2011 are included in our condensed consolidated statement of operations for the three months ended March 31, 2011, and its results for the period from March 24, 2010 through March 31, 2010 are included in our condensed consolidated statement of operations for the period ended March 31, 2010.

	Three Months Ended March 31,
	2011	2010
	(In thousands, except per share data)
Revenues
Gaming	$481,935	$350,405
Food and beverage	92,077	59,982
Room	56,591	31,434
Other	33,031	23,822

Gross revenues	663,634	465,643
Less promotional allowances	98,688	50,508

Net revenues	564,946	415,135

Costs and expenses
Gaming	226,609	168,105
Food and beverage	47,568	32,642
Room	12,821	10,050
Other	26,239	19,238
Selling, general and administrative	95,788	70,278
Maintenance and utilities	37,415	24,139
Depreciation and amortization	50,584	40,046
Corporate expense	13,280	12,089
Preopening expenses	1,831	1,063
Write-downs and other items, net	4,707	1,601

Total costs and expenses	516,842	379,251

Operating income from Borgata	—	8,146

Operating income	48,104	44,030

Other expense (income)
Interest income	(5)	(4)
Interest expense, net of amounts capitalized	57,291	29,007
Fair value adjustment of derivative instruments	217	—
(Gain) loss on early retirements of debt, net	20	(2,037)
Other non-operating expenses from Borgata, net	—	3,133

Total other expense, net	57,523	30,099

Income (loss) before income taxes	(9,419)	13,931
Income taxes	3,108	(4,249)

Net income (loss)	(6,311)	9,682
Noncontrolling interest	2,790	(1,247)

Net income (loss) attributable to Boyd Gaming Corporation	$(3,521)	$8,435

Basic net income (loss) per common share	$(0.04)	$0.10

Weighted average basic shares outstanding	87,157	86,430

Diluted net income (loss) per common share	$(0.04)	$0.10

Weighted average diluted shares outstanding	87,157	86,601

The results of Borgata and LVE for the period from January 1, 2011 through March 31, 2011 are included in our condensed consolidated statement of operations for the three months ended March 31, 2011. The following presents the consolidation of these entities into the Boyd Gaming Corporation condensed consolidated GAAP statement of operations for such period. The wholly-owned column reflects the equity method of accounting for Borgata. The consolidating columns are presented for purposes of additional disclosure and as a reconciliation to the current GAAP presentation of Boyd Gaming Corporation.

	Three Months Ended March 31, 2011
	Boyd Gaming Wholly-Owned	Borgata	Borgata Eliminations	Boyd/Borgata Subtotal	LVE (Variable Interest Entity)	LVE Eliminations	Boyd Gaming Consolidated
	(In thousands, except per share data)
Revenues
Gaming	$330,079	$151,856	$—	$481,935	$—	$—	$481,935
Food and beverage	57,612	34,465	—	92,077	—	—	92,077
Room	30,300	26,291	—	56,591	—	—	56,591
Other	23,727	9,304	—	33,031	2,641	(2,641)	33,031

Gross revenues	441,718	221,916	—	663,634	2,641	(2,641)	663,634
Less promotional allowances	45,862	52,826	—	98,688	—	—	98,688

Net revenues	395,856	169,090	—	564,946	2,641	(2,641)	564,946

Costs and expenses
Gaming	161,633	64,976	—	226,609	—	—	226,609
Food and beverage	31,643	15,925	—	47,568	—	—	47,568
Room	9,684	3,137	—	12,821	—	—	12,821
Other	19,167	7,072	—	26,239	—	—	26,239
Selling, general and administrative	64,941	30,847	—	95,788	—	—	95,788
Maintenance and utilities	21,067	15,451	—	36,518	897	—	37,415
Depreciation and amortization	31,718	18,866	—	50,584	—	—	50,584
Corporate expense	13,280	—	—	13,280	—	—	13,280
Preopening expenses	4,472	—	—	4,472	—	(2,641)	1,831
Write-downs and other items, net	(309)	5,016	—	4,707	—	—	4,707

Total costs and expenses	357,296	161,290	—	518,586	897	(2,641)	516,842

Operating income from Borgata	3,900	—	(3,900)	—	—	—	—

Operating income	42,460	7,800	(3,900)	46,360	1,744	—	48,104

Other expense (income)
Interest income	(5)	—	—	(5)	—	—	(5)
Interest expense, net of amounts capitalized	39,881	17,283	—	57,164	127	—	57,291
Fair value adjustment of derivative instruments	217	—	—	217	—	—	217
(Gain) loss on early retirements of debt, net	20	—	—	20	—	—	20
Other non-operating expenses from Borgata, net	8,306	—	(8,306)	—	—	—	—

Total other expense, net	48,419	17,283	(8,306)	57,396	127	—	57,523

Income (loss) before income taxes	(5,959)	(9,483)	4,406	(11,036)	1,617	—	(9,419)
Income taxes	2,438	670	—	3,108	—	—	3,108

Net income (loss)	(3,521)	(8,813)	4,406	(7,928)	1,617	—	(6,311)
Noncontrolling interest	—	—	4,407	4,407	—	(1,617)	2,790

Net income (loss) attributable to Boyd Gaming Corporation	$(3,521)	$(8,813)	$8,813	$(3,521)	$1,617	$(1,617)	$(3,521)

Basic net loss per common share	$(0.04)						$(0.04)

Weighted average basic shares outstanding	87,157						87,157

Diluted net loss per common share	$(0.04)						$(0.04)

Weighted average diluted shares outstanding	87,157						87,157

The following table sets forth the impact of the consolidation of Borgata during the three months ended March 31, 2010. For purposes of this presentation, and consistent with GAAP, Borgata has been consolidated for the period from March 24, 2010 through March 31, 2010. The historical column reflects the equity method accounting for Borgata. The consolidating columns are presented for purposes of additional disclosure and as a reconciliation to the current GAAP presentation of Boyd Gaming Corporation.

	Three Months Ended March 31, 2010
	Boyd Gaming Corp Historical	Borgata Stub	Eliminations	Boyd Gaming Corp Consolidated

	(In thousands, except per share data)
Revenues
Gaming	$334,460	$15,945	$—	$350,405
Food and beverage	56,836	3,146	—	59,982
Room	29,186	2,248	—	31,434
Other	23,158	664	—	23,822

Gross revenues	443,640	22,003	—	465,643
Less promotional allowances	45,281	5,227	—	50,508

Net revenues	398,359	16,776	—	415,135

Costs and expenses
Gaming	163,980	4,125	—	168,105
Food and beverage	30,172	2,470	—	32,642
Room	9,285	765	—	10,050
Other	18,660	578	—	19,238
Selling, general and administrative	68,819	1,459	—	70,278
Maintenance and utilities	21,663	2,476	—	24,139
Depreciation and amortization	38,421	1,625	—	40,046
Corporate expense	12,089	—	—	12,089
Preopening expenses	1,063	—	—	1,063
Write-downs and other items, net	1,601	—	—	1,601

Total costs and expenses	365,753	13,498	—	379,251

Operating income from Borgata	9,785	—	(1,639)	8,146

Operating income	42,391	3,278	(1,639)	44,030

Other expense (income)
Interest income	(4)	—	—	(4)
Interest expense, net of amounts capitalized	28,523	484	—	29,007
Gain on early retirements of debt, net	(2,037)	—	—	(2,037)
Other non-operating expenses from Borgata, net	3,525	—	(392)	3,133

Total other expense, net	30,007	484	(392)	30,099

Income before income taxes	12,384	2,794	(1,247)	13,931
Income taxes	(3,949)	(300)	—	(4,249)

Net income	8,435	2,494	(1,247)	9,682
Noncontrolling interest	—	—	(1,247)	(1,247)

Net income attributable to Boyd Gaming Corporation	$8,435	$2,494	$(2,494)	$8,435

Basic net income per common share	$0.10			$0.10

Weighted average basic shares outstanding	86,430			86,430

Diluted net income per common share	$0.10			$0.10

Weighted average diluted shares outstanding	86,601			86,601

The following supplemental pro forma information presents the financial results as if the effective control of Borgata had occurred on January 1, 2010 (rather than on March 24, 2010) for the period ended March 31, 2010. This supplemental pro forma information has been prepared for comparative purposes and does not purport to be indicative of what the actual results would have been had the consolidation of Borgata been completed as of the earlier dates, nor are they indicative of any future results.

	Three Months Ended March 31, 2010
	Boyd Gaming Corp Historical	Borgata Historical	Eliminations	Boyd Gaming Corp Pro Forma
	(In thousands, except per share data)
Revenues
Gaming	$334,460	$153,776	$—	$488,236
Food and beverage	56,836	34,363	—	91,199
Room	29,186	26,402	—	55,588
Other	23,158	9,843	—	33,001

Gross revenues	443,640	224,384	—	668,024
Less promotional allowances	45,281	49,318	—	94,599

Net revenues	398,359	175,066	—	573,425

Costs and expenses
Gaming	163,980	63,986	—	227,966
Food and beverage	30,172	15,970	—	46,142
Room	9,285	2,950	—	12,235
Other	18,660	7,705	—	26,365
Selling, general and administrative	68,819	30,440	—	99,259
Maintenance and utilities	21,663	15,998	—	37,661
Depreciation and amortization	38,421	18,379	—	56,800
Corporate expense	12,089	—	—	12,089
Preopening expenses	1,063	—	—	1,063
Write-downs and other items, net	1,601	68	—	1,669

Total costs and expenses	365,753	155,496	—	521,249

Operating income from Borgata	9,785	—	(9,785)	—

Operating income	42,391	19,570	(9,785)	52,176

Other expense (income)
Interest income	(4)	—	—	(4)
Interest expense, net of amounts capitalized	28,523	5,544	—	34,067
Gain on early retirements of debt	(2,037)	—	—	(2,037)
Other non-operating expenses from Borgata, net	3,525	—	(3,525)	—

Total other expense, net	30,007	5,544	(3,525)	32,026

Income before income taxes	12,384	14,026	(6,260)	20,150
Income taxes	(3,949)	(1,506)	—	(5,455)

Net income	8,435	12,520	(6,260)	14,695
Noncontrolling interest	—	—	(6,260)	(6,260)

Net income attributable to Boyd Gaming Corporation	$8,435	$12,520	$(12,520)	$8,435

Basic net income per common share	$0.10			$0.10

Weighted average basic shares outstanding	86,430			86,430

Diluted net income per common share	$0.10			$0.10

Weighted average diluted shares outstanding	86,601			86,601

The following table reconciles adjusted earnings (loss) to net income (loss) as reported in accordance with GAAP.

	Three Months Ended March 31,
	2011	2010
	(In thousands, except per share data)
Net income (loss) attributable to Boyd Gaming Corporation	$(3,521)	$8,435
Adjustments related to Boyd Gaming:
Preopening expenses, excluding impact of LVE	4,472	1,063
Adjustments to property tax accruals, net	(2,766)	—
Write-downs and other items, net	(309)	1,601
Change in fair value of derivative instruments	217	—
(Gain) loss on early retirements of debt, net	20	(2,037)

Adjustments related to Borgata:
Write-downs and other items, net	5,016	—
Valuation adjustments related to consolidation, net	(694)	—
Our share of Borgata’s write-downs and other items, net	—	34

Total adjustments	$5,956	$661

Income tax effect for above adjustments	$(1,652)	$(234)
Impact on noncontrolling interest, net	(1,995)	—

Adjusted earnings (loss)	$(1,212)	$8,862

Adjusted earnings (loss) per share (Adjusted EPS)	$(0.01)	$0.10

Weighted average shares outstanding	87,157	86,601

The following table illustrates the impact of the above adjustments on earnings per share.

	Three Months Ended March 31,
	2011	2010
Net income (loss) attributable to Boyd Gaming Corporation	$(0.04)	$0.10
Adjustments related to Boyd Gaming:
Preopening expenses, excluding impact of LVE	0.05	0.01
Adjustments to property tax accruals, net	(0.03)	—
Write-downs and other items, net	—	0.02
Change in fair value of derivative instruments	—	—
(Gain) loss on early retirements of debt, net	—	(0.02)

Adjustments related to Borgata:
Write-downs and other items, net	0.06	—
Valuation adjustments related to consolidation, net	(0.01)	—
Our share of Borgata’s write-downs and other items, net	—	—

Total adjustments	$0.07	$0.01

Income tax effect for above adjustments	(0.02)	(0.01)
Impact on noncontrolling interest	(0.02)	—

Adjusted earnings (loss) per share	$(0.01)	$0.10

The following table presents Net Revenues and Adjusted EBITDA by operating segment and reconciles Adjusted EBITDA to net income (loss) attributable to Boyd Gaming Corporation on our condensed consolidated statements of operations for the three months ended March 31, 2011 and 2010. Note that the results from Dania Jai-Alai are classified as part of total other operating costs and expenses and are not included in Adjusted EBITDA. Additionally, the results for the three months ended March 31, 2011, as reported in the table below, reflect the consolidation of Borgata for the entire period and the results for the three months ended March 31, 2010 reflect the consolidation of Borgata for the period from March 24, 2010 through March 31, 2010.

	Three Months Ended March 31,
	2011	2010
	(In thousands)
Net Revenues
Las Vegas Locals	$154,519	$156,572
Downtown Las Vegas	55,666	54,007
Midwest and South	184,130	185,806
Atlantic City	169,090	16,776

Reportable Segment Net revenues	563,405	413,161
Other	1,541	1,974

Net revenues	$564,946	$415,135

Adjusted EBITDA
Las Vegas Locals	$39,643	$40,413
Downtown Las Vegas	9,004	8,372
Midwest and South	41,211	39,279

Wholly-owned property Adjusted EBITDA	89,858	88,064
Corporate expense	(9,799)	(9,750)

Wholly-owned Adjusted EBITDA	80,059	78,314
Atlantic City	31,682	4,903
Our share of Borgata’s operating income before net amortization, preopening and other items	—	8,180

Adjusted EBITDA	$111,741	$91,397

Other operating costs and expenses
Deferred rent	1,036	1,068
Depreciation and amortization	50,584	40,046
Preopening expenses	1,831	1,063
Our share of Borgata’s write-downs and other items, net	—	34
Share-based compensation expense	3,813	2,856
Write-downs and other items, net	4,707	1,601
Other	1,666	699

Total other operating costs and expenses	63,637	47,367

Operating income	48,104	44,030

Other non-operating items
Interest expense, net	57,286	29,003
Fair value adjustment of derivative instruments	217	—
(Gain) loss on early retirements of debt, net	20	(2,037)
Our share of Borgata’s non-operating expenses, net	—	3,133

Total other non-operating costs and expenses, net	57,523	30,099

Income (loss) before income taxes	(9,419)	13,931
Income taxes	3,108	(4,249)

Net income (loss)	(6,311)	9,682
Noncontrolling interest	2,790	(1,247)

Net income (loss) attributable to Boyd Gaming Corporation	$(3,521)	$8,435

The following supplemental pro forma information presents the financial results as if the effective control of Borgata had occurred on January 1, 2010, for the three months ended March 31, 2010. This supplemental pro forma information has been prepared for comparative purposes and does not purport to be indicative of what the actual results would have been had the consolidation of Borgata been completed as of the earlier dates, nor are they indicative of any future results.

	Three Months Ended March 31, 2010
	Boyd Gaming Corp	Borgata		Boyd Gaming Corp
	Consolidated	Stub	Adjustments	Pro Forma
	(In thousands)
Net Revenues
Las Vegas Locals	$156,572	$—	$—	$156,572
Downtown Las Vegas	54,007	—	—	54,007
Midwest and South	185,806	—	—	185,806
Atlantic City	16,776	158,290	—	175,066

Reportable Segment Net revenues	413,161	158,290	—	571,451
Other	1,974	—	—	1,974

Net revenues	$415,135	$158,290	$—	$573,425

Adjusted EBITDA
Las Vegas Locals	$40,413	$—	$—	$40,413
Downtown Las Vegas	8,372	—	—	8,372
Midwest and South	39,279	—	—	39,279

Wholly-owned property Adjusted EBITDA	88,064	—	—	88,064
Corporate expense	(9,750)	—	—	(9,750)

Wholly-owned Adjusted EBITDA	78,314	—	—	78,314
Atlantic City	4,903	33,113	—	38,016
Our share of Borgata’s operating income before net amortization, preopening and other items	8,180	—	(8,180)	—

Adjusted EBITDA	$91,397	$33,113	$(8,180)	$116,330

Other operating costs and expenses
Deferred rent	1,068	—	—	1,068
Depreciation and amortization	40,046	16,754	—	56,800
Preopening expenses	1,063	—	—	1,063
Our share of Borgata’s write-downs and other items, net	34	—	(34)	—
Share-based compensation expense	2,856	—	—	2,856
Write-downs and other items, net	1,601	68	—	1,669
Other	699	—	—	699

Total other operating costs and expenses	47,367	16,822	(34)	64,155

Operating income	44,030	16,291	(8,146)	52,175

Other non-operating items
Interest expense, net	29,003	5,060	—	34,063
Gain on early retirements of debt	(2,037)	—	—	(2,037)
Our share of Borgata’s non-operating expenses, net	3,133	—	(3,133)	—

Total other non-operating costs and expenses, net	30,099	5,060	(3,133)	32,026

Income before income taxes	13,931	11,231	(5,013)	20,149
Income taxes	(4,249)	(1,206)	—	(5,455)

Net income	9,682	10,025	(5,013)	14,694
Noncontrolling interest	(1,247)	—	(5,012)	(6,259)

Net income attributable to Boyd Gaming Corporation	$8,435	$10,025	$(10,025)	$8,435

The following table reconciles the presentation of corporate expense on our condensed consolidated statements of operations to the presentation on the accompanying table.

	Three Months Ended
	March 31,
	2011	2010
	(In thousands)
Corporate expense as reported on our consolidated statements of operations	$13,280	$12,089
Corporate share-based compensation expense	(3,481)	(2,339)

Corporate expense as reported on the accompanying table	$9,799	$9,750

The following table reconciles the presentation of our share of Borgata’s operating income on our consolidated statements of operations to the presentation of our share of Borgata’s results on the accompanying table.

	Three Months Ended
	March 31,
	2011	2010
	(In thousands)
Operating income from Borgata, as reported on our
consolidated statements of operations	$—	$8,146
Our share of write-downs and other items, net	—	34

Our share of Borgata’s operating income before net amortization, preopening and other items as reported on the accompanying table	$—	$8,180

The following table presents Borgata’s condensed consolidated statements of operations.

	Three Months Ended
	March 31,
	2011	2010
	(In thousands)
Revenues
Gaming	$151,856	$153,776
Food and beverage	34,465	34,363
Room	26,291	26,402
Other	9,304	9,843

Gross revenues	221,916	224,384
Less promotional allowances	52,826	49,318

Net revenues	169,090	175,066
Costs and expenses
Gaming	64,976	63,986
Food and beverage	15,925	15,970
Room	3,137	2,950
Other	7,072	7,705
Selling, general and administrative	30,847	30,440
Maintenance and utilities	15,451	15,998
Depreciation and amortization	18,866	18,379
Write-downs and other items, net	5,016	68

Total costs and expenses	161,290	155,496

Operating income	7,800	19,570

Other expense
Interest expense, net of amounts capitalized	17,283	5,544

Income (loss) before state income taxes	(9,483)	14,026
Income taxes	670	(1,506)

Net income (loss)	$(8,813)	$12,520

Footnotes and Safe Harbor Statements

Non-GAAP Financial Measures

Regulation G, “Conditions for Use of Non-GAAP Financial Measures,” prescribes the conditions for use of non-GAAP financial information in public disclosures. We believe that our presentations of the following non-GAAP financial measures are important supplemental measures of operating performance to investors: earnings before interest, taxes, depreciation and amortization (EBITDA), Adjusted EBITDA, Adjusted Earnings, Adjusted Earnings Per Share (Adjusted EPS) and certain line items which intentionally exclude the effects of the consolidation of Borgata and/or LVE and/or both. The following discussion defines these terms and why we believe they are useful measures of our performance.

In the accompanying release, and the Company’s periodic reports filed with the Securities and Exchange Commission, Dania Jai-Alai’s results are included as part of total other operating costs and expenses. In addition, as of the same date, we reclassified the reporting of corporate expense to exclude it from our subtotal for Reportable Segment Adjusted EBITDA and include it as part of total other operating costs and expenses. Furthermore, in the Company’s periodic reports, corporate expense is presented to include its portion of share-based compensation expense.

EBITDA and Adjusted EBITDA

EBITDA is a commonly used measure of performance in our industry which we believe, when considered with measures calculated in accordance with GAAP, gives investors a more complete understanding of operating results before the impact of investing and financing transactions and income taxes and facilitates comparisons between us and our competitors. Management has historically adjusted EBITDA when evaluating operating performance because we believe that the inclusion or exclusion of certain recurring and non-recurring items is necessary to provide the most accurate measure of our core operating results and as a means to evaluate period-to-period results. We have chosen to provide this information to investors to enable them to perform more meaningful comparisons of past, present and future operating results and as a means to evaluate the results of core on- going operations. We do not reflect such items when calculating EBITDA; however, we adjust for these items and refer to this measure as Adjusted EBITDA. We have historically reported this measure to our investors and believe that the continued inclusion of Adjusted EBITDA provides consistency in our financial reporting. We use Adjusted EBITDA in this press release because we believe it is useful to investors in allowing greater transparency related to a significant measure used by management in its financial and operational decision-making. Adjusted EBITDA is among the more significant factors in management’s internal evaluation of total company and individual property performance and in the evaluation of incentive compensation related to property management. Management also uses Adjusted EBITDA as a measure in determining the value of acquisitions and dispositions. Adjusted EBITDA is also widely used by management in the annual budget process. Externally, we believe these measures continue to be used by investors in their assessment of our operating performance and the valuation of our company. Adjusted EBITDA reflects EBITDA adjusted for deferred rent, preopening expenses, share-based compensation expense, write-downs and other charges, net, increase in value of derivative instruments, gain on early retirements of debt, other non-operating expenses, and our share of Borgata’s non-operating expenses, preopening expenses and other items and write-downs, net. In addition, Adjusted EBITDA includes corporate expense. A reconciliation of Adjusted EBITDA to net income (loss), based upon GAAP, is included in the financial schedules accompanying this release.

Adjusted Earnings and Adjusted EPS

Adjusted Earnings is net income (loss) before preopening expenses, increase in value of derivative instruments, write-downs and other charges, net, gain on early retirements of debt, prior period interest expense related to the finalization of our purchase price for Dania Jai-Alai, accelerated interest expense related to our bank credit facility amendment, certain one-time permanent tax readjustments, other non-operating expenses, and our share of Borgata’s preopening expenses and other items and write-downs, net. Adjusted Earnings and Adjusted EPS are presented solely as supplemental disclosures because management believes that they are widely used measures of performance in the gaming industry. A reconciliation of net loss based upon GAAP to Adjusted Earnings and Adjusted EPS are included in the financial schedules accompanying this release.

Pro Forma Effect of Consolidation of Borgata and LVE

The effective change in control of Borgata was triggered at the end of the first quarter 2010; the consolidation of our variable interest in LVE was initially reported during the year ended December 31, 2010, but not in any specific quarter therein. For purposes of comparability throughout this release, certain results reported on a consolidated basis are presented by respective entity or on a Boyd wholly-owned historical basis. Additionally, for further purposes of comparability, certain year to date amounts have been presented on a pro forma basis, as if the consolidation of Borgata had occurred as of the beginning of the period presented (i.e. January 1, for the three months ended March 31, 2011, or 2010, as applicable).

Limitations on the Use of Non-GAAP Measures

The use of EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures has certain limitations. Our presentation of EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS or certain other non-GAAP financial measures may be different from the presentation used by other companies and therefore comparability may be limited. Depreciation and amortization expense, interest expense, income taxes and other items have been and will be incurred and are not reflected in the presentation of EBITDA or Adjusted EBITDA. Each of these items should also be considered in the overall evaluation of our results. Additionally, EBITDA and Adjusted EBITDA do not consider capital expenditures and other investing activities and should not be considered as a measure of our liquidity. We compensate for these limitations by providing the relevant disclosure of our depreciation and amortization, interest and income taxes, capital expenditures and other items both in our reconciliations to the GAAP financial measures and in our consolidated financial statements, all of which should be considered when evaluating our performance.

EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP. EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures should not be considered as an alternative to net income, operating income, or any other operating performance measure prescribed by GAAP, nor should these measures be relied upon to the exclusion of GAAP financial measures. EBITDA, Adjusted EBITDA, Adjusted Earnings, Adjusted EPS and certain other non-GAAP financial measures reflect additional ways of viewing our operations that we believe, when viewed with our GAAP results and the reconciliations to the corresponding GAAP financial measures, provide a more complete understanding of factors and trends affecting our business than could be obtained absent this disclosure. Management strongly encourages investors to review our financial information in its entirety and not to rely on a single financial measure.

Forward Looking Statements and Company Information

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “may,” “will,” “might,” “expect,” “believe,” “anticipate,” “could,” “would,” “estimate,” “continue,” “pursue,” or the negative thereof or comparable terminology, and may include (without limitation) information regarding the Company’s expectations, goals or intentions regarding the economic recovery, increases in both visitation and spend-per-visit, and returning to consistent year-over-year growth in the business. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks and uncertainties include, but are not limited to: fluctuations in our operating results; recovery of our properties in various markets; the state of the economy and its effect on consumer spending and our results of operations; the timing for the economic recovery, its effect on our business and the local economies where our properties are located; consumer reaction to fluctuations in the stock market and economic factors; the fact that our expansion, development and renovation projects (including enhancements to improve property performance) are subject to many risks inherent in expansion, development or construction of a new or existing project; the effects of events adversely impacting the economy or the regions from which we draw a significant percentage of our customers; competition; litigation; financial community and rating agency perceptions of the Company; changes in laws and regulations, including increased taxes; the availability and price of energy, weather, regulation, economic, credit and capital market conditions; and the effects of war, terrorist or similar activity. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, filed with the SEC, and in the Company’s other current and periodic reports filed from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

About Boyd Gaming

Headquartered in Las Vegas, Boyd Gaming Corporation (NYSE: BYD) is a leading diversified owner and operator of 16 gaming entertainment properties located in Nevada, New Jersey, Mississippi, Illinois, Indiana, and Louisiana. Boyd Gaming press releases are available at www.prnewswire.com. Additional news and information on Boyd Gaming can be found at www.boydgaming.com.